Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0223493 (I.R.S. Employer Identification No.)

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices)

Orient-Express Hotels Ltd.

2004 Stock Option Plan as amended

2007 Performance Share Plan

(Full title of the plans)

John T. Landry, Jr.

Orient-Express Hotels Inc.

1114 Avenue of the Americas

New York, New York 10036-7703

(Name and address of agent for service)

(212) 302-5055

(Telephone number, including area code, of agent for service)

Copy to:

Stephen V. Burger

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005-2072

(212) 732-3200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Class A common shares, par value $.01 each	1,000,000 shares	(1)	$58.375	(3)	$58,375,000	(3)	$1,792.12
Preferred share purchase rights	1,000,000 rights	(2)	—	(4)	—	(4)	None

(1)                      Represents 500,000 class A common shares of the Registrant reserved for issuance under the Registrant’s 2004 Stock Option Plan as amended on June 15, 2007 (the “Option Plan”), and 500,000 class A common shares of the Registrant reserved for issuance under the Registrant’s 2007 Performance Share Plan (the “Performance Plan”).

(2)                      Represents 500,000 attached preferred share purchase rights reserved for issuance under the Option Plan, and 500,000 attached preferred share purchase rights reserved for issuance under the Performance Plan.

(3)                      Calculated pursuant to Rule 457 (c) and (h) upon the basis of the average of the high and low prices ($58.75 and $58.00) of a class A common share as reported for New York Stock Exchange composite transactions on November 13, 2007.

(4)                      Included in the offering price of the class A common shares being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the preferred share purchase rights, such rights will be attached to and transferable only with the class A and class B common shares and will be evidenced by the certificates evidencing the class A and class B common shares.

This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The Registrant is incorporating by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (Commission File No. 1-16017):

•                                          the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•                                          the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007;

•                                          the Registrant’s Current Reports on Form 8-K dated on the front covers January 5, 2007, February 16, 2007, February 26, 2007, May 25, 2007, June 15, 2007,  July 9, 2007; July 25, 2007, September 18, 2007, October 19, 2007, November 12, 2007 and November 13, 2007;

•                                          the description of the Registrant’s class A common shares which appears in its Registration Statement on Form 8-A dated July 28, 2000 and Amendment No. 1 thereto dated April 23, 2007, for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

•                                          the description of the preferred share purchase rights which appears in the Registrant’s Registration Statement on Form 8-A dated July 28, 2000, and Amendment No. 1 thereto dated April 23, 2007, for the registration of the rights under Section 12(b) of the Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 4.                                                           Description of Securities.

Not applicable because the class A common shares and preferred share purchase rights are registered under Section 12(b) of the Exchange Act.

Item 5.                                                           Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                           Indemnification of Directors and Officers.

Bye-Laws 122-125 of the Registrant provide as follows (references therein to the Company are references to the Registrant and references to the Companies Act mean Bermuda’s Companies Act 1981 and such other statutory corporate enactments in Bermuda as are from time to time in force concerning companies insofar as the same applies to the Registrant):

“122. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 88 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts. Nothing in this Bye-law or Bye-Laws 123, 124 and 125 below shall operate in favour of any person acting in the capacity of auditor to the Company.

“123. Every Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

“124. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

“125. Expenses incurred in defending any civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 122 and 123 or otherwise.”

Reference is made to the Indemnification Agreement (Exhibit 99.1 to this Registration Statement) concerning the indemnification by the Registrant of its authorized representative in the United States for purposes of this Registration Statement.

The Registrant also maintains directors’ and officers’ liability and corporate reimbursement insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $40,000,000 of coverage to directors and officers of the Registrant and its subsidiaries, against claims made during the policy period.

Item 7.                                                           Exemption from Registration Claimed.

Not applicable.

Item 8.                                                           Exhibits.

The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

Item 9.                                                           Undertakings.

(1)  The undersigned Registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”), unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that:

paragraphs (a)(i) and (a)(ii) above will not apply for so long as this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)  That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)  That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           that for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the under-signed, thereunto duly authorized, in Hamilton, Bermuda on the 16th day of November, 2007.

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Paul M. White
Paul M. White
President and Chief Executive Officer

Each person whose signature appears below hereby constitutes James B. Hurlock, J. Robert Lovejoy, Dean P. Andrews, Edwin S. Hetherington and John T. Landry, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above power of attorney have been signed below by the following persons in the capacities indicated on November 16, 2007.

Signature	Title

/s/ Paul M. White	President and Chief
Paul M. White	Executive Officer (Principal Executive Officer and Acting Principal Financial and Accounting Officer)

Signature	Title

/s/ John D. Campbell	Director
John D. Campbell

/s/ James B. Hurlock	Director
James B. Hurlock

/s/ Prudence M. Leith	Director
Prudence M. Leith

/s/ J. Robert Lovejoy	Director and Authorized
J. Robert Lovejoy	Representative in the United States

/s/ Georg R. Rafael	Director
Georg R. Rafael

/s/ James B. Sherwood	Director
James B. Sherwood

EXHIBIT INDEX

Exhibit Number		Description

4.1	-	Schedule 1 to Bye-Laws of the Registrant.(1)

4.2	-	Rights Agreement dated as of June 1, 2000, and amended and restated as of April 12, 2007, between the Registrant and Computershare Trust Company, N.A., as Rights Agent.(2)

5	-	Opinion of Appleby.

23.1	-	Consent of Deloitte & Touche LLP.

23.2	-	Consent of Appleby (included in Exhibit 5).

24	-	Powers of Attorney (included in the signature page of this Registration Statement).

99.1	-	Indemnification Agreement between the Registrant and J. Robert Lovejoy.

99.2	-	Orient-Express Hotels Ltd. 2004 Stock Option Plan, as amended effective June 15, 2007.(3)

99.3	-	Orient-Express Hotels Ltd. 2007 Performance Share Plan.(4)

(1)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated June 15, 2007 on the front cover.

(2)

Incorporated by reference to Exhibit 1 of Amendment No.1 to the Registrant’s Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on April 23, 2007 (Commission File No. 1-16017).

(3)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated June 15, 2007 on the front cover.

(4)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated June 15, 2007 on the front cover.